Exhibit 10.1

LEAK-OUT AGREEMENT

October 25, 2019

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between iBio, Inc., a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to (a) the Underwriting Agreement, dated October 24, 2019, by and among the Company and A.G.P./Alliance Global Partners (“AGP”), as representative of the several underwriters, in connection with the follow-on underwritten public offering (the “Offering”) of the Company (the “UA”) pursuant to which the Holder and certain other purchasers acquired (i) shares of Common Stock of the Company (“Shares”) and/or Series C Convertible Preferred Stock (the “Preferred”), whose terms are governed by a certain Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, dated October ●, 2019 (the “CoD”), and (ii) warrants of the Company to purchase Shares, the “Firm Common Warrants,” and together with the Shares and Preferred, the “Securities”) and (b) the registration statement on Form S-1 (File No. 333-233504) (“Registration Statement”). Capitalized terms not defined herein shall have the meaning as set forth in the UA, unless otherwise set forth herein.

The Holder agrees solely with the Company that, from the time of both (a) the Company’s public announcement of the final pricing of the Offering (the “Pricing Date”) and (b) the Company or AGP notifying the Holder that each purchaser that purchases of $50,000 or more of Securities in the Offering has executed this form of Leak-Out Agreement (the “Effective Time”) and ending on the earlier of (i) 4:00 pm (New York City time) on November 28, 20191 and (ii) the date and time at which 25 million shares of the Company’s Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof) having traded since the Effective Time as reported by Bloomberg, LP (such period, the “Restricted Period”), neither the Holder, nor any affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the UA, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), shares of Common Stock of the Company, or shares of common stock of the Company underlying any Convertible Securities or Options (each as defined in the CoD), held by the Holder on the date hereof, as well as the Shares and the shares of Common Stock of the Company issuable upon exercise of the Preferred and Firm Common Warrants (collectively, the “Restricted Securities”), in an amount representing more than [ ]%2 of the cumulative percentage of composite trading volume of Common Stock for such date (including pre-market volume on such date) as reported by Bloomberg, LP (“Leak-Out Percentage”); provided that the Leak-Out Percentage shall not be in effect on any day on which the Common Stock trades at a price that exceeds 300% of the public offering price for the Securities as announced on the Pricing Date; provided, further, that the foregoing restriction shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the Holder or any of the Holder’s Trading Affiliates at a price greater than $0.● (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof) and provided, further, that the foregoing restriction shall not apply to any actual “long” sales of shares of Common Stock purchased in open market transactions by the Holder or any of the Holder’s Trading Affiliates during the Restricted Period.

1 35 days

2 Pro rata portion of 35% among investors executing Leak-Out Agreements, based on the aggregate amount to be paid by each such investor for the Securities.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of any Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the consolidated tape on the Principal Market, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the UA, provided that, with respect to any notices, consents, waivers or other communications to be made by the Company to the Holder, such notice, consent, waiver or other communication shall be delivered to the Holder at the e-mail address or facsimile number on the signature page hereto.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by the applicable provisions of the UA.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

Neither this Leak-Out Agreement nor the transactions contemplated hereby are material to the Company and no material, non-public information has been provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. As of the date hereof, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, if any, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, with respect to this Leak-Out Agreement and the transactions contemplated hereby shall terminate. Notwithstanding anything contained in this Leak-Out Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty to the Company not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

The Holder acknowledges that it is not a party to the UA and AGP has acted as representative of the several underwriters in the Offering. The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any other holder of any of the Securities issued under the UA (each, an “Other Holder”) or any other holder of any of the Securities issued under the Registration Statement(each, a “Prospectus Purchaser Other Holder”) under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or any Prospectus Purchaser Other Holder under any such other agreement. Nothing contained in this Leak-Out Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders or any Prospectus Purchaser Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders or any Prospectus Purchaser Other Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders or any Prospectus Purchaser Other Holder are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder or any Prospectus Purchaser Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that it will use reasonable best efforts to enforce the provisions of each Leak-Out Agreement in accordance with its terms. If the Company becomes aware that any party to any Leak-Out Agreement has breached or failed to comply with any provision of such Leak-Out Agreement, the Company shall use its reasonable best efforts to seek specific performance of the terms of such Leak-Out Agreement during the remainder of the Restricted Period.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder or any Prospectus Purchaser Other Holder that purchases $50,000 or more of the Securities in the Offering with respect to any restrictions on the sale of Securities substantially in the form of this Leak-Out Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Leak-Out Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document with terms that are materially different from this Leak-Out Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

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The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

Sincerely,

IBIO, INC.

By:
Name:
Title:

Agreed to and Accepted:

“HOLDER”

By:
Name:
Title:

Acknowledged:

A.G.P./Alliance Global Partners
By: A.G.P./Alliance Global Partners

By:
Name:
Title: